SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                     ----------------------

                            FORM S-8

                     REGISTRATION STATEMENT
                           UNDER THE
                     SECURITIES ACT OF 1933

                COMMISSION FILE NUMBER: 2-73389

                         UNICORP, INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


NEVADA                                        75-1764386
STATE OR OTHER JURISDICTION OF          I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)       IDENTIFICATION NO.)


3730 KIRBY, SUITE 1200                         77098
      HOUSTON, TEXAS                        (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                         NOT APPLICABLE
                      (FULL TITLE OF PLAN)

L. MYCHAL JEFFERSON II, 3730 KIRBY, SUITE 1200, HOUSTON, TEXAS 77098
            (NAME AND ADDRESS OF AGENT FOR SERVICE)

TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (713)
229-9100

                CALCULATION OF REGISTRATION FEE

      TITLE OF EACH CLASS AMOUNT OF SHARES    PROPOSED MAXIMUM
      OF SECURITIES              TO BE REGISTERED    OFFERING PRICE
      TO BE RESISTERED                        PER SHARE
   ---------------------------------------------------------
COMMON STOCK, PAR
VALUE $0.01 PER SHARE     185,000             $1.00
 --------------------------------------------------------
TOTAL................. 185,000         $185,000
FEE                                   $54.58
   =========================================================
   (1)  The registration fee applies to all of the shares of
 the Common Stock to be issued as a result of this
 Registration Statement.
   =========================================================



                            PART II
                  INFORMATION REQUIRED IN THE
                          REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         (a) The Registrant's latest annual report.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's latest annual report.

         (c) The description of the class of securities to be registered by this Registration Statement, which are registered under Section 12 of the Securities Act of 1934, and which were more fully described in (i) the Articles of Incorporation of Texoil, Inc., a Nevada corporation, filed on May 8, 1981 with the Secretary of State of Nevada, and (ii) Certificate of Amendment to Articles of Incorporation of Texoil, Inc. filed on October 10, 1989 with the Secretary of State of Nevada, changing the name of Texoil, Inc. to UNICORP, Inc.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.


ITEM 5.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The directors and officers of the Registrant shall be indemnified by the Registrant against all costs, losses, expenses and liabilities incurred by any such director or officer in the course of the Registrant's business according to the Registrant's Articles of Incorporation. In addition, all directors and officers are covered by a director's indemnification agreement.

         The foregoing discussion of the Registrant's Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by such document.


ITEM 7. EXHIBITS. The exhibits listed in the following index are filed as part of this Registration Statement. The exhibits indicated by an asterisk (*) are incorporated by reference.

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
-------                      ----------------------

3(a)*       Articles of Incorporation of Texoil, Inc. filed on May 8, 1981 with the Secretary of State of Nevada, described in the Registration Statement on Form S-2 of the Registrant, effective October 13, 1981. Commission File No.
 2-73389.
3(b)*       Certificate of Amendment to Articles of Incorporation of Texoil,Inc.
filed on October 10, 1989 with the Secretary of State of Nevada, described in Form 10-KSB for the year ended December 31, 1997, filed March 6, 1998. Commission File No. 2-73389.

3(c)*       Bylaws, as Amended January 20, 1998, described in Form 10-KSB for the year ended December 31, 1997, filed March 6, 1998. Commission File No. 2-73389.

5           Opinion of Norman T. Reynolds, Esq.

4           Powers of Attorney

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on February 28,1999.


UNICORP, INC.


By  /s/ L. Mychal Jefferson II
------------------------------------
L. Mychal Jefferson II, President


         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE                    TITLE                   DATE
---------                   -----                   ----

/s/  L. Mychal Jefferson II         Chief Executive Officer, February 28,1999
-----------------------------------     President, Secretary,
       L. Mychal Jefferson II         Chief Financial Officer,
                                            and Director


  /s/  Reginald V. Williams*                 Director February 28,1999
-----------------------------------
       Reginald V. Williams


*By  L. Mychal Jefferson II
-----------------------------------
     L. Mychal Jefferson II,
     Attorney-in-Fact





                         UNICORP, INC.
DOCUMENTS CONSTITUTING A SECTION 10(A) PROSPECTUS PURSUANT TO A
FORM S-8
                     REGISTRATION STATEMENT
                     FILED February 28,1999

             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
SECURITIES
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

         In connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Unicorp, Inc. (the "Company") with the Securities and Exchange Commission on February 28,1999, the following shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933:

         1.       General Plan Information.

                  (a) The following letter agreements (the "Letter Agreements") between the Company and Charis Industries, Capital Asset Management, Henry A. Schulle, and Andante Investment, Inc. (the "Participants") with respect to the payment of fees and expenses and the shares of the Company's common stock, par value $0.01 per share (the "Securities"), and the price per share at which the Securities are to be issued to the Participants in payment of their fees and expenses and expenses are more fully described in Exhibits "A," "B," "C" and "D" attached hereto and incorporated herein by reference for all purposes:

                   Fees and      Price per     Number of
Name               Expenses      Share         Shares
----               --------      -----         ------
Charis Industries $ 100,000.00   $1.00        100,000
Capital Asset Mang.  50,000.00   $1.00         50,000
Henry A. Schulle     30,000.00   $1.00         30,000
Andante Inv.       5,000.00       $1.00       5,000
Total              $185,000.00   $1.00        185,000

(b) The Letter Agreements described herein constitute an employee benefit plan as described in Rule 405 promulgated under the Securities Act of 1933 (the "Plan"). The Securities will be offered pursuant to the Plan.

(c) The general nature and purpose of the Plan is allow for the payment of fees and expenses due and owing by the Company to the Participants in the form of the Company's registered Securities. The Plan will terminate as soon after March 31, 1999 as the Securities called for in the Plan have been issued to the Participants, which date will not exceed December 31, 1999. It is not contemplated that the Plan will be subject to modification or extension.

(d) The Plan does not have any administrators. However, the Participants may contact the Company at the address or telephone number described in Paragraph 11 below to obtain additional information about the Plan.

(e) The Plan is not subject to the Employee Retirement Income Security Act of 1974. The Participants is a consultant or adviser who has provided provide bona fide services to the Company, none of such services being in connection with the offer or sale of Securities of the Company in a capital-raising transaction.

2. Securities to be Offered. The Securities to be offered pursuant to the Plan are shares of the Company's common stock, par value $0.01 per share. The common stock of the Company has been registered under Section 12 of the Securities Exchange Act of 1934.

3. Employees Who May Participate in the Plan. Only the Participants described above may participate in the Plan.

4. Purchase of Securities Pursuant to the Plan and Payment for Securities
Offered.

(a) The Participants may participate in the Plan only for so long as it takes to file the Registration Statement and issue the Securities to the Participants as called for herein. Thereafter, the Participants shall have no further interest in the Plan. The only Securities to be purchased by the Participants are described herein or in the Participants' Letter Agreements. The purchase price per share of the Company's Securities for the Participants is as set forth above.

(b) Payment for the Securities to be purchased by of the Participants pursuant to the Plan will be the extinguishment of any further liability by the Company to the Participants with respect to the obligations described herein.

(c) There will be no reports delivered to the Participants as to the amounts and status of their accounts.

(d) The Securities will be issued to the Participants, who may sell the Securities in the open market. The Company will receive no fees or other compensation for the Securities other than the extinguishment of the debts to the Participants as described herein.

5. Resale Restrictions. There will be no restrictions on the resale of the Securities by the Participants.

6. Tax Effects of Plan Participation. The receipt of the Securities by the Participants will be the receipt of ordinary income since the Securities will have been received by the Participants in exchange for services. Consequently, 0the Participants will be taxed currently for the value of the Securities pursuant to Section 61 of the Internal Revenue Code of 1986, as amended.

7. Investment of Funds. There is no provision under the Plan whereby the Participants may direct the investment of all or any part of the assets under the Plan.

8. Withdrawal From the Plan; Assignment of Interest. The Participants will not be able to withdraw from, terminate, or assign their interests in the Plan.

9. Forfeitures and Penalties. There is no event which could, under the Plan, result in a forfeiture by, or a penalty to, the Participants.

10. Charges and Deductions, and Liens Therefor. There are no charges and deductions that may be made against the Participants, the Securities, or assets of the Plan, or the creation of any lien on any funds, securities, or other property held under the Plan.

11. Information Contained in the Registration Statement. The Company shall furnish to the Participants, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of the Registration Statement, all of such documents being incorporated by reference in this Section 10(a) Prospectus. The Company shall also furnish to the Participants, without charge, upon written or oral request, any other documents required to be delivered to employees of the Company pursuant to Rule 428(b) promulgated under the Securities Act of 1933. Any such request should be directed to the Company at 3730 Kirby, Suite 1200, Houston, Texas 77098, telephone (713) 229-9100, and telecopier (713) 236-4775.

12. Information Currently Furnished. The Participants have been furnished with a copy of the Company's Form 10-KSB for the fiscal year ended December 31, 1997.

13. Information to be Furnished in the Future. The Company shall deliver to the Participants copies of all reports, proxy statements and other communications distributed to its security-holders generally, and such material shall be sent or delivered no later than the time that it is sent to security-holders of the Company.


Attachments:

Exhibit  "A"   -The Letter Agreement for Charis Industries
Exhibit  "B"      -The Letter Agreement for Capital Asset Management.
Exhibit  "C"   -The Letter Agreement for Henry A. Schulle.
Exhibit  "D"   -The Letter agreement for Andante Investments, Inc.